Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10/A of A2Z Smart Technologies Corp. of our report dated March 31, 2022 relating to the consolidated financial statements, which is filed as an exhibit to A2Z Smart Technologies Corp.’s Annual Report on Form 40-F for the year ended December 31, 2021. We also consent to the reference to us under the heading, “Interests of Experts” in the Preliminary Short Form Base Shelf Prospectus which forms part of such Registration Statement.

Tel Aviv, Israel	/s/ Ziv Haft
April 28, 2022	Certified Public Accountants (Isr.)
BDO Member Firm
Tomer Fromovich, Audit Partner

Tel Aviv	Jerusalem	Haifa	Beer Sheva	Bnei Brak	Kiryat Shmona	Petah Tikva	Modiin Ilit	Nazrat Ilit
03-6386868	02-6546200	04-8680600	077-7784100	073-7145300	077-5054906	077-7784180	08-9744111	04-6555888

Main office: Beit Amot BDO, 48 Menachem Begin Road, Tel Aviv, 6618001	Email: bdo@bdo,co.il	Website: www.bdo.co.il

BDO Israel, an Israeli partnership, is a member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms. BDO is the brand name for the BDO network and for each of the BDO Member Firm